REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of TCW Funds, Inc.
Los Angeles, California
In planning and performing our audits of the financial statements of TCW Funds, Inc. (the "Company"), including the TCW Focused Equities Fund (formerly Concentrated Value Fund), TCW Global Real Estate
Fund, TCW Growth Equities Fund, TCW High Dividend
Equities Fund, TCW New America Premier Equities
Fund, TCW Relative Value Dividend Appreciation
Fund, TCW Relative Value Large Cap Fund, TCW
Relative Value Mid Cap Fund, TCW Select Equities
Fund, TCW Small Cap Growth Fund, TCW
Conservative Allocation Fund, TCW Core Fixed Income
Fund, TCW Global Bond Fund, TCW High Yield Bond
Fund, TCW Short Term Bond Fund, TCW Total Return
Bond Fund, TCW Developing Markets Equity Fund,
TCW Emerging Markets Income Fund, TCW Emerging
Markets Local Currency Income Fund, TCW Emerging
Markets Multi-Asset Opportunities Fund, TCW
International Growth Fund, and TCW International
Small Cap Fund, and the consolidated financial statements of the TCW Enhanced Commodity Strategy
Fund, as of and for the periods ended October 31, 2016 in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Company's internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course
of performing their assigned functions, to prevent or
detect misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting,
such that there is a reasonable possibility that a material
misstatement of the company's annual or interim
financial statements will not be prevented or detected on
a timely basis.
Our consideration of the Company's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Company's
internal control over financial reporting and its
operation, including controls for safeguarding securities,
that we consider to be a material weakness, as defined
above, as of October 31, 2016. This report is intended
solely for the information and use of management and
the Board of Directors of TCW Funds, Inc. and the
Securities and Exchange Commission and is not
intended to be, and should not be used by anyone other
than these specified parties.
/s/ Deloitte & Touche LLP

Los Angeles, California
December 21, 2016






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